UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
 TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 15, 2014

HARBINGER GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-4219	74-1339132
(Commission File Number)	(IRS Employer Identification No.)

450 Park Avenue, 30th Floor, New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 906-8555
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.  Unregistered Sales of Equity Securities

See Item 8.01 below.

Item 8.01. Other Events

On May 15, 2014, Harbinger Group Inc. (the “Company”) completed its previously announced conversion (the “Conversion”) of its issued and outstanding shares of Series A Participating Convertible Preferred Stock (the “Series A Preferred Shares”) and Series A-2 Participating Convertible Preferred Stock (together, the “Preferred Shares”) into common stock of the Company, par value $0.01 per share (“Common Stock”).

The Company converted all Preferred Shares except for one Series A Preferred Share held by CF Turul LLC (“CF Turul”), an affiliate of Fortress Investment Group LLC, which in accordance with and for so long as required by the certificate of designation governing the Series A Preferred Shares will not be converted to preserve CF Turul’s continuing rights thereunder.  The one Series A Preferred Share that continues to be held by CF Turul is not, among other things, entitled to receive dividends and distributions. Following the Conversion, all rights of the Preferred Shares were terminated, except for CF Turul’s rights discussed above, and the Preferred Shares will receive cash in lieu of fractional shares and for accrued but unpaid dividends to the date of Conversion.

The Company issued an aggregate of 59,133,819 shares of Common Stock pursuant to the Conversion. Following the Conversion, the Company had one Preferred Share outstanding and 207,621,683 shares of Common Stock outstanding. The Conversion was exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 3(a)(9) thereof.

Item 9.01.  Financial Statements and Exhibits.

(a)   Not applicable
(b)   Not applicable
(c)   Not applicable
(d)   Exhibits

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARBINGER GROUP INC.

Date: May 15, 2014	By:	/s/ Ehsan Zargar
	Name:	Ehsan Zargar
	Title:	Senior Vice President, Deputy General Counsel and Corporate Secretary

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